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                                                   EXHIBIT 8



                [Letterhead of Wachtell, Lipton, Rosen & Katz]





                                  May 5, 1998



Commercial Federal Corporation
2120 South 72nd Street
Omaha, Nebraska  68124

First Colorado Bancorp, Inc.
215 South Wadsworth Boulevard
Lakewood, Colorado  80226

Ladies/Gentlemen:

     We have acted as special counsel to Commercial Federal Corporation, a Nebraska corporation ("Commercial Federal"), in connection with the proposed merger (the "Parent Merger") of First Colorado Bancorp, Inc., a Colorado corporation ("First Colorado"), with and into Commercial Federal, upon the terms and conditions set forth in the Reorganization and Merger Agreement, dated as of March 9, 1998, by and among Commercial Federal, Commercial Federal Bank, A Federal Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of Commercial Federal ("CFB"), First Colorado and First Federal Bank of Colorado, a federally chartered savings bank and wholly-owned subsidiary of First Colorado ("FFBC") (the "Merger Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Parent Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Parent Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of Commercial Federal and the consent of First Colorado, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Commercial Federal and First Colorado, dated the date hereof (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that such certificates will be complete and accurate as of the Effective Time. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy
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Commeercial Federal Corporation
First Colorado Bancorp, Inc

May 5, 1998
Page 2


Statement/Prospectus included therein (together, the "Proxy Statement").
Any capitalized term used and not defined herein has the meaning given to it in the Merger Agreement.

     We have also assumed that (i) the transactions contemplated by the Merger Agreement, including the Parent Merger and the Bank Merger, will be consummated in accordance therewith and as described in the Proxy Statement and (ii) the Parent Merger will qualify as a statutory merger under the applicable laws of the States of Nebraska and Colorado.

     Based upon and subject to the foregoing, it is our opinion that, under currently applicable United States federal income tax law, (i) the Parent Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by First Colorado shareholders who receive solely Commercial Common Stock in exchange for shares of Bancorp Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Commercial Common Stock).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the captions "SUMMARY -- The Merger -- Federal Income Tax Consequences" and "MERGER --Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     This opinion may not be applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Bancorp Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Bancorp Common Stock as part of a hedge, straddle or conversion transaction).

                                    Very truly yours,
                                    /s/ Wachtell, Lipton, Rosen & Katz